STOCK PURCHASE AGREEMENT

ALETHEA LABORATORIES, INC.

THIS AGREEMENT is made and entered into as of January 1, 2013 (the "Effective Date"), by and between Bill White and Jackson R. Ellis (collectively, the "Seller") and Medytox Diagnostics, Inc., a Florida corporation (the "Buyer" or "Medytox").  Medytox is a wholly-owned subsidiary of Medytox Solutions, Inc.

R E C I T A L S:

A.

Alethea Laboratories, Inc. (the "Company") (i) is a Texas corporation in good standing with the Texas Secretary of State and with the New Mexico Secretary of State; (ii) operates a clinical laboratory in Las Cruces, New Mexico; and (iii) is an enrolled Medicare provider.

B.

The Seller owns one-hundred percent (100%) of the issued and outstanding shares of common stock of the Company as evidenced by the following certificates:

Holder	Certificate Number	Number of Shares
Bill White	003	500
Jackson R. Ellis	004	500

C.

The Seller desires to sell one thousand (1,000) shares, which comprise one hundred percent (100%) of the issued and outstanding shares of common stock of the Company (the “Stock”), and the Buyer desires to purchase the same under the terms and conditions set forth herein.

THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

SALE OF STOCK.  Subject to the provisions of this Agreement, the Seller agrees to sell the Stock to the Buyer.  In connection therewith, the Seller agrees to deliver duly endorsed certificates or transfer forms representing the Stock to Buyer at Closing, free and clear of all liens, claims or encumbrances.  The Seller further agrees to execute such additional documents and take such additional actions as the Buyer deems necessary to perfect the Buyer's title to the Stock, both before and after Closing.  In turn, the Buyer agrees to tender payment of the Purchase Price in accordance with this Agreement.

2.

PURCHASE PRICE.  The total Purchase Price (the "Purchase Price") to be paid for the Stock shall be the sum of Seven Hundred Thousand Dollars ($700,000).  The Purchase Price shall be paid as follows:

(a)

One Hundred Thousand Dollars ($100,000) at Closing;

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(b)

The remaining balance of the Purchase Price, in the amount of Six Hundred Thousand Dollars ($600,000), pursuant to the terms of a Secured Promissory Note (the "Note"), substantially in the form of Exhibit "A" hereto.

3.

CLOSING. The Closing shall be effective as of January 1, 2013 (the "Closing Date").

4.

LICENSES; APPROVALS; NOTICES.

(a)

Licenses.  Buyer hereby agrees to provide notice to, submit applications to, and obtain consents from, as necessary, applicable Government Authorities, with respect to all permits, licenses, authorizations and accreditations that are affected by the execution of this Agreement.  Schedule "1" sets forth a list of all  of the Company's permits, licenses, authorizations and accreditations.  Seller agrees to fully cooperate in providing Buyer with all information necessary for completion of the applications, notices and consents as described herein.  The term "Governmental Authority” means any government or political subdivision or regulatory authority, whether federal, state, local or foreign, or any agency, commission, bureau, department, authority, court, arbitration tribunal or instrumentality of any such government or political subdivision or regulatory authority, or any non-governmental or quasi-governmental self-regulatory agency.

(b)

Pre and Post-Closing Notice and Consents for Contracts.  Buyer hereby agrees, at Buyer’s sole cost and expense, to provide notice to, and obtain consents from, as necessary, the third-party payors and other entities with which the Company maintains a contract for the transactions contemplated under this Agreement as set forth in Schedule "2".  Such consents and notices shall be obtained and provided, as applicable, in accordance with the terms and conditions set forth in said contracts.

5.

REPRESENTATIONS AND WARRANTIES OF THE SELLER.  The Seller makes the following representations and warranties to the Buyer:

(a)

Recitals.  The recitals in the preamble to this Agreement are true and are hereby incorporated in this Agreement as representations of the Seller.

(b)

Title.  The Seller has good and marketable title to the Stock, free from all liens, claims, and encumbrances.  The Seller has the right, power, and authority to sell all of the Stock pursuant to this Agreement.  Delivery of the certificates and/or transfer forms representing the Stock to the Buyer as contemplated by this Agreement will vest unencumbered title to the Stock in the Buyer.

(c)

Organization.  The Company is a corporation duly organized and validly existing, and is in good standing under the laws of the state of Texas.

(d)

Stock.  The authorized capital stock of the Company consists of 1,000,000 shares of common stock, $1.00 par value per share, of which 1,000 shares are issued and outstanding.  The Stock has been duly authorized and validly issued, and is fully paid and non-assessable.  There are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights (collectively, "Rights") to subscribe for, purchase or otherwise

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acquire any of the Stock or any unissued or treasury shares of capital stock or other securities of the Company, nor will this Agreement or the transactions contemplated hereunder result or give rise to any such Rights, including under the Stock Purchase Agreement between the Seller and the Company.  The Stock consists of one thousand (1,000) shares which comprise one-hundred percent (100%) of the issued and outstanding capital stock of any kind of the Company.  Seller owns the Stock free and clear of all liens, security interests, charges, pledges and other restrictions or encumbrances of any kind.

(e)

Authorization.  Seller has the capacity to execute and deliver this Agreement and to perform his obligations hereunder.  This Agreement has been, and each other document, instrument or agreement to be executed and delivered by Seller in connection with the transactions contemplated hereunder will, upon such delivery, be duly executed and delivered by Seller and constitutes, or upon such execution and delivery will be, the valid and legally binding obligation of Seller, enforceable against him in accordance with its terms and conditions.  The execution and delivery of this Agreement and the performance of the Seller's obligations hereunder have been duly authorized by all necessary corporate action by the Board of Directors and the shareholders of the Company and no other corporate proceedings on the part of the Company are necessary to authorize such execution, delivery and performance.

(f)

No Conflict or Violation.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby: (i) will result in a violation of or a conflict with any provision of the organizational documents of the Company; (ii) will result in a breach of, a default under, or give any third party the right to modify, terminate or accelerate any obligation under, any term or provision of any contract or agreement to which the Seller or the Company is a party or by which any of their respective assets are bound; (iii) will result in a violation by Seller or the Company of any provision of law or in any material respect of any governmental order; (iv) will result in the creation or imposition of any lien, charge or encumbrance of any kind upon the Stock or any of the properties or assets of the Company; or (v) will result in the cancellation, modification, revocation or suspension of any permit, license, authorization or accreditation set forth on Schedule "1".  Set forth on Schedule "3" is a true and complete list of each consent, waiver, authorization or approval of any governmental regulatory authority or of any other person or entity, and each declaration to or filing or registration with any such governmental or regulatory authority or other entity or person that is required in connection with the execution and delivery of this Agreement by the Seller or the performance by the Seller of his obligations hereunder.  There is no shareholder agreement to which any shareholder is a party relating to the Company.

(g)

Title to Real Property.  The Company does not own any real property.  The Company operates its business from its premises located at 3655 Research Drive, Las Cruces, NM 88003 (the "Premises"), which Premises is subleased by the Company.  A true, correct and complete copy of the lease between General Genetics Corporation and Arrowhead Center, Inc. (the "Lease"), which includes the Premises,  has been made available to Buyer.  To Seller's knowledge, no party is in breach or default under such Lease.  The Company's occupancy and use of the Premises does not violate or result in a breach of or a default under the Lease.  The Company will have the right of quiet and undisturbed possession of the Premises after the consummation of the transactions contemplated hereunder.  To the Seller's knowledge, the

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improvements to the Premises are in good structural condition and free of any material defects.  To the Seller's knowledge, there are no encroachments on the Premises or the improvements thereon.  To the Seller's knowledge, the use and occupancy of the Premises and the improvements to the Premises comply in all material respects with applicable laws including, without limitation, zoning regulations, building codes and health care laws.  To the Seller's knowledge, no party other than the Company has any right to use or occupy any part of the Premises.  The Premises has available adequate utilities, including electricity, telephone, water and sewer, for the conduct of the Company's business.  To the Seller's knowledge, the Premises has full access for pedestrian and vehicular ingress and egress to and from public roads adjoining all or a part of such property which is adequate for the use of such property.  To the Seller's knowledge, the Premises is not subject to any pending or threatened assessments for public improvements, impact fees or other similar charges nor subject to any pending or threatened condemnation or eminent domain proceedings.  No agreements relating to the Premises have been made by the Company which would impose an obligation to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Premises.

(h)

Title to Other Property.  Attached hereto as Exhibit "B" are full, complete and correct copies of the equipment leases between the Company and Summit Diagnostics and the Company and Beckman Coulter (collectively, the "Equipment Leases").  The Equipment Leases are in full force and effect and neither the Company nor, to the Seller's knowledge, any other party is in default under the Equipment Leases.  The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used to conduct its business, including the properties and assets shown on the financial statements provided to Buyer, or acquired after the date thereof, in each case free and clear of all liens, encumbrances or charges, other than as provided in the Equipment Leases.  The assets currently owned by the Company or leased by the Company constitute all of the assets necessary to conduct the business of the Company in accordance with past practices as of the date of the financial statements and as of the date hereof, and are located on the Premises.    A list of the equipment located on the Premises is attached hereto as Exhibit "C". The buildings, machinery, equipment, and other tangible assets that the Company owns and leases have been maintained in the ordinary course of business consistent with past practices, and are sufficient for operating the business of the Company as presently conducted.

(i)

Financial Statements.  The financial statements of the Company as of November 30, 2012 and for the 11 months then ended, including a balance sheet, a profit and loss statement and a statement of income and cash flows have been provided to Buyer.  The financial statements have been prepared in accordance with generally accepted accounting principles consistently applied.  The financial statements (including the notes thereto) have been prepared from the books and records of Company, are correct and complete in all material respects, and present fairly the financial condition of the Company, the assets and liabilities of the Company and its results of operations for the applicable periods.  Since November 30, 2012, there has been no change in the financial statements and no fact or circumstance which could result in a material adverse change in the financial statements.

(j)

Taxes.  The Company has filed all required federal, state, and local tax returns and has fully paid all federal, state, and local taxes due.  In the event that Company

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incurs a tax deficiency related to events that occurred prior to the Closing Date, irrespective of when the same was determined or assessed, the Seller shall be responsible for any such deficiency.  The Company is currently and always has been since its inception, validly classified for U.S. federal Tax purposes as an S corporation pursuant to Code Section 1361.

(k)

Litigation and Claims.  There is no litigation, arbitration, or other legal, judicial, administrative, or governmental action currently pending, or to the knowledge of Seller, threatened against the Company.  There are no other pending claims, asserted or unasserted, against the Company.  Seller is not aware of any facts that may give rise to any such proceedings, actions, or claims.

(l)

Compliance with Applicable Laws.  The Company has complied and is in compliance with all applicable federal, state and local laws, regulations or orders.  No written notice has been received by the Seller or the Company during the past six years preceding the date hereof alleging a violation of any federal, state or local law, regulation or order with respect to the Company or its business.  The Company has not made any bribes, kickback payments or other similar payments of cash or other consideration, including payments to customers or clients or employees of customers or clients for purposes of doing business with such persons, in violation of any law, regulation or order.

(m)

Permits and Licenses.  The Company holds, and is in compliance with, all permits, licenses, authorizations, bonds, and accreditations required for the conduct of its business and the ownership of its properties used in the business, including, but not limited to, all licenses, permits and accreditations the Company requires to operate a "high complexity" clinical laboratory and to provide urinalysis testing services.  Schedule "1" sets forth a list of all of such permits, licenses, authorizations and accreditations, and all such permits, licenses, authorizations and accreditations are active and in good standing.  No written notice from a Governmental Authority has been received by the Company alleging the failure to hold or be in compliance with any of the foregoing.  Seller is not aware of any facts that may give rise to any claims of noncompliance relating to said permits, licenses, authorizations and accreditations.

(n)

Compliance with Company Instruments.  The Company has complied with all provisions of its certificate of formation and bylaws, and the Company and the Seller have complied with any applicable agreement, in the operation and conduct of its business.

(o)

Records.  The books and records of the Company are complete and accurate and reflect all transactions of the Company that properly should have been set forth therein.  Attached hereto as Exhibit "D" is a full, complete and correct copy of the Buy-Out Agreement, dated as of March ___, 2012, to which the Seller is party.  Neither the Seller nor, to the Seller's knowledge, any other party is in default of the Buy-Out Agreement.

(p)

Medicare and Medicaid Provider Status.  The Company is the holder of all Medicare and Medicaid provider numbers and authorizations necessary to receive reimbursement for all those services properly reimbursable in the conduct of its business as a clinical laboratory, including, but not limited to, "high complexity" and urinalysis testing, and the status of the same is in good standing.  The Company holds the Medicare provider number and all the Medicaid provider numbers set forth in Schedule "1", and all of said Medicare and

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Medicaid provider numbers and authorizations are active and in good standing.  The Medicare and Medicaid provider numbers and authorizations of the Company are not presently, nor have they ever been in the past, suspended or terminated for any reason whatsoever.  Neither the Company's Medicare provider number, no any of the Company's Medicaid provider numbers, are on prepayment review.  The Company has timely filed all requisite claims and other reports required to be filed in connection with all State and Federal Medicare and Medicaid programs, as applicable, due on or before the date hereof, all of which are complete and correct.  There are no claims, actions, appeals or overpayments pending before any commission, board or agency, including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board, the Centers for Medicare and Medicaid Services ("CMS"), any state's Medicaid program, or any other agency or authority, with respect to any Federal or State Medicare or Medicaid or other governmental reimbursement program claims filed by Company on or before the date hereof or any disallowances by any commission, board or agency in connection with any audit or review of such claims.  There are no "adverse actions" against the Company's Medicare provider number, as the same is defined by CMS.  To the best of Seller's knowledge, no validation review, program integrity review, prepayment review, or other investigation related to Company has been conducted by any authority, including without limitation the HHS Office of Inspector General, the U.S. Department of Justice, any state Attorney General, or any other state or federal agency in connection with the Medicare, Medicaid, or other governmental reimbursement program, and to the knowledge of Seller, no such reviews or investigations are scheduled, pending or threatened against or affecting the Company or its operations.  To the best of Seller's knowledge, there are no existing survey deficiencies or any pending plan of correction in connection with the Company's business.  Seller is not aware of any facts that may give rise to any proceedings, actions, or claims which could adversely impact the good standing nature of any Medicare or Medicaid provider number.  No written notice from any party has been received by the Company alleging the failure to be in compliance with any of the Medicare or Medicaid Provider numbers.  Seller is not aware of any facts that may give rise to any claims of noncompliance relating to said Medicare or Medicaid provider numbers.  In the event that monies collected by the Company from governmental reimbursement programs for claims submitted for services rendered prior to the Closing Date are subject to refund for any reason, including overpayment, governmental audit, etc., Seller shall assume responsibility therefor and reimburse the Company for all such amounts upon thirty (30) days' notice, if not appealed, and if appealed, within thirty (30) days of a final determination.

(q)

Other Liabilities.  The Company does not have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Seller, whether due or to become due and regardless of when or by whom asserted) except as reflected on the financial statements or as set forth in Schedule "4".  To the knowledge of the Seller, there are no facts or circumstances which could give rise to such obligation or liability.

(r)

Transactions with Affiliates.  Except solely in their positions as officers, directors or employees of the Company, none of the Company's stockholders, directors, managers, officers or employees nor any of their respective relatives or affiliates is involved in any business arrangement or relationship with the Company (whether written or oral) or has been in the last three years, and none of the Company's stockholders, directors, managers, officers or employees nor any of their respective relatives or affiliates owns any property or

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right, tangible or intangible, which is used by the Company or has so within the last three years.  As of the date hereof, the officers and directors of the Company are:

Directors:

Bill White and Jackson R. Ellis

Officers:

Bill White   -     President

Jackson R. Ellis - Vice President

(s)

Insurance.  Seller has provided to Buyer a list of all insurance policies (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) maintained by the Company for the benefit of or in connection with the business of the Company.  With respect to each such insurance policy:  (A) with respect to the Company, the policy is legal, binding, enforceable, and in full force and effect in all material respects and will be unaffected by the Closing; (B) neither the Company nor, to the knowledge of the Seller, any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (C) the Company has not, and to the knowledge of the Seller, no other party to the policy has, repudiated any material provision thereof.  All known claims, if any, made against the Company that are covered by insurance have been disclosed to and accepted by the appropriate insurance companies and are being defended by such appropriate insurance companies.

(t)

Employee Benefit Plans; Labor Matters.  The Company does not have any employee benefit plans.  No union has been certified or recognized as the collective bargaining representative of any of such employees or has attempted to engage in negotiations with the Company regarding terms and conditions of employment.  No unfair labor practice charge, work stoppage, picketing or other such activity relating to labor matters has occurred or is pending.  Other than agreements with the Company (full, complete and correct copies of which have been provided to the Buyer), no employee of the Company is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company.  To the knowledge of the Seller, there are no current or threatened attempts (and there has been no current or threatened attempts within the past two (2) years) to organize or establish any labor union to represent any employees of the Company.  The Company has no liability (existing, potential or otherwise) and shall have no liability relating to the period ending at Closing with respect to any pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended  ("ERISA"), employee welfare benefits plan as defined in Section 3(1) or ERISA, or any deferred compensation, stock option, stock purchase, bonus, medical, welfare, disability, severance or termination pay, insurance or incentive plan, or any other employee benefit plan, program, agreement or arrangement (whether funded or unfunded, written or oral, qualified or nonqualified), with respect to any service provider (current or former) or any other person who may claim benefits under such, plan, program, agreement or arrangement through such service provider.

(u)

Disclosures.  Neither this Agreement (including any exhibit or schedule hereto) nor any other document delivered pursuant to this Agreement to which the Company or Seller is a party, nor any report, certificate or instrument furnished to the Buyer in connection

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with the transactions contemplated in this Agreement, when read together, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

(v)

Broker's Fees.  Neither the Seller nor the Company has any liability or obligation to pay any fees, expenses, commissions or payments to any broker, investment banker, finder, agent or any other third party with respect to the transactions contemplated by this Agreement.

6.

REPRESENTATIONS AND WARRANTIES OF THE BUYER.  The Buyer represents and warrants to the Seller as follows:

(a)

Authorization of Transaction  The Buyer has the legal right and power to execute and deliver this Agreement and to perform its obligations hereunder.  Each of this Agreement and the Note constitutes the valid and legally binding obligation of the Buyer, enforceable against it in accordance with its terms.

(b)

Non-contravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, shall (i) violate any applicable law to which the Buyer is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any material agreement, contract, lease, license or instrument to which the Buyer is a party or by which it is bound.  The Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority or third party in order for the Buyer to consummate the transactions contemplated by this Agreement.  The Buyer acknowledges that the Company has obligations to Summit Diagnostics and Beckman Coulter pursuant to the Equipment Leases and to George Powell and Daniel Hlavachek pursuant to the Buy-Out Agreement.

(c)

Purchase for Investment.  The Buyer is acquiring the Stock solely for investment and not as nominee or agent for the benefit of any other person or entity, and the Buyer has no current intention of distributing, reselling or assigning the Stock.

(d)

No Conflict or Violation.  To the Buyer's knowledge, the execution, delivery and performance of this Agreement by the Buyer and the consummation of the transactions contemplated hereby will not:

(i)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon the Buyer;

(ii)

violate any statute, law or regulation of any jurisdiction applicable to the Buyer in connection with the transactions contemplated herein; or

(iii)

violate or constitute a default under any mortgage, indenture, deed of trust, lease, contract, obligation, agreement, license or instrument to which the Buyer is a party.

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(e)

Sophistication.  The Buyer is sophisticated and experienced in financial, business and investment matters, and, as a result, the Buyer is in a position to evaluate the merits and risks of the acquisition of the Stock and the tax consequences of such acquisition.  The Buyer has had the advice and the assistance of professional advisors in connection with evaluating the transactions contemplated by this Agreement.

(f)

Securities Act.  The Buyer understands that the Stock being sold hereby has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, and is being sold in reliance on exemptions for private offerings contained in the Securities Act and in reliance on exemptions from the registration requirements of certain state securities laws.  Because the Stock has not been registered under the Securities Act or applicable state securities laws, the Stock may not be re-offered or resold except through a valid and effective registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act and applicable state securities laws.

(g)

Authorization.  The Buyer has the capacity to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been, and each other document, instrument or agreement to be executed and delivered by the Buyer in connection with the transactions contemplated hereunder will, upon such delivery, be duly executed and delivered by the Buyer and constitutes, or upon such execution and delivery will be, the valid and legally binding obligation of the Buyer, enforceable against it in accordance with its terms and conditions.

(h)

Brokers' Fees.  The Buyer has no liability or obligation to pay any fees, expenses, commissions or payments to any broker, investment banker, finder, agent or other third party with respect to the transactions contemplated by this Agreement.

7.

COVENANTS OF SELLER.  As a material inducement to Buyer to enter into this Agreement, the Seller agrees as follows:

(a)

Non-Competition.  During the period from the Closing Date to the third anniversary thereof (the "Non-Competition Period"), the Seller will not engage or participate, directly or indirectly, as principal, agent, executive, director, manager, proprietor, joint venturer, trustee, employee, employer, consultant, stockholder, partner or in any other capacity whatsoever, in the conduct or management of, or fund, invest in, lend to, own any stock or any other equity or debt investment in, or provide any services of any nature whatsoever to or in respect of (i) any business that is competitive with or in the same line of business as the Company, namely urine toxicology and medical/clinical laboratory testing and analysis, within the Restricted Area, or (ii) any person or entity that is (or was) a customer or client of the Company at any time during the Non-Competition Period or during the two (2) years prior to the date of this Agreement for any business that is competitive with the Company, provided that nothing herein shall prevent the Seller from making, or continuing any existing or future, passive investments in any publicly-traded company.  The “Restricted Area” shall mean the States of Texas and New Mexico.

(b)

Non-Solicitation.  During the Non-Competition Period, the Seller will not, for his own benefit or for the benefit of any person or entity other than Buyer or the Company, (i)

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solicit, or assist any person or entity to solicit, any officer, director, manager, executive or employee of the Company, the Buyer or any of their affiliates to leave his or her employment, (ii) hire or cause to be hired any person who is on the Closing Date, or was within the two (2) year period immediately preceding the Closing Date, or who will have been at any point in time during the Non-Competition Period, an officer, director, manager, executive or employee of the Company, the Buyer or any of their affiliates, or (iii) engage any person who is on the Closing Date, or was within the two (2) year period immediately preceding the Closing Date, or who will have been at any point in time during the Non-Competition Period, an officer, director, manager, executive or employee of the Company, the Buyer or any of their affiliates as a partner, contractor, sub-contractor or consultant.

(c)

Customers.  During the Non-Competition Period, the Seller will not (i) solicit, or assist any person or entity, other than Buyer and Company, to solicit any person or entity that is an existing or potential client, customer or payor of the Company, the Buyer or any of their affiliates, or has been a client, customer or payor of any of Seller, Buyer or the Company or any of Buyer’s affiliates during the prior twenty-four (24) months, to provide any services competitive to the Company or the Buyer or any of their affiliates or (ii) interfere with any of the business relationships of the Company, the Buyer or any of their affiliates.

(d)

Markets.  The Seller acknowledges that the above covenants are manifestly reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of Buyer, the Company and its affiliates and are a significant element of the consideration hereunder.

(e)

Invalidity.  If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 7 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified to cover the maximum duration, scope or area permitted by law.  In addition, in the event of an alleged breach or violation by the Seller of this Section 7, the Non-Competition Period described above shall be tolled with respect to the Seller until such breach or violation has been duly cured.

8.

COVENANTS OF BUYER.  As a material inducement to Seller to enter into this Agreement, the Buyer agrees that, during the Non-Competition period, it will not, for its own benefit or for the benefit of any person or entity (i) solicit or assist any person or entity to solicit any officer, director, manager, executive or employee of any of Seller's businesses (other than the Company) to leave his or her employment, (ii) hire or cause to be hired any person who is on the Closing Date, or who will have been at any point in time during the Non-Competition Period, an officer, director, manager executive or employee of any of the Seller's businesses (other than the Company), or (iii) engage any person who is on the Closing Date or who will have been at any point in time during the Non-Competition Period, an officer, director, manager, executive or employee of any of the Seller's businesses (other than the Company) as a partner, contractor, sub-contractor or consultant.

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9.

CONDITIONS TO CLOSE.  Closing shall be subject to all of the following conditions ("Conditions to Close") being satisfied:

(a)

Buyer's Conditions to Close.  The obligations of Buyer under this Agreement are subject to the satisfaction, on or prior to Closing, of the following Conditions to Close:

1.

The delivery by the Seller of the certificates representing the Stock, duly endorsed in blank or accompanied by duly executed stock powers;

2.

Seller's representations and warranties contained within Section 5 of this Agreement being reaffirmed and true as of the date of Closing;

3.

Buyer shall have entered into an agreement with George Powell and Daniel Hlavacek in form and substance reasonably acceptable to Buyer;

4.

Seller shall have executed and delivered a Release in the form attached as Exhibit "E" hereto; and

5.

The non-occurrence, during the period of time from the Effective Date to the date of Closing of any change, event or condition which has or may have a material adverse effect on the operations or the financial condition of the Company including, but not limited to, (i) material adverse effects resulting from Seller having incurred any obligations or liability affecting the Company, not in the ordinary course of business; (ii) the Company or Seller having mortgaged, pledged, or restricted any of the Company's assets outside of the Company's ordinary course of business, or sold or otherwise disposed of any of the Company's assets outside of the Company's ordinary course of business; or (iii) the termination or threatened termination of any of the Company's material contracts, leases or other agreements, and/or permits, licenses, authorizations, accreditations and/or Medicare or Medicaid provider numbers which has or may have a material adverse effect on the Company.

(b)

Seller's Conditions to Close.  The obligations of Seller under this Agreement are subject to the satisfaction on or prior to Closing, of the following Conditions to Close:

1.

The payment of the Purchase Price by Buyer to Seller pursuant to Section 2 of this Agreement.

10.

CERTAIN TAX MATTERS.

(a)

Tax Returns; Tax Indemnity.  Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company to be filed after the Closing Date.  Sellers shall pay to Buyer an amount equal to the Pre-Closing Taxes at least ten (10) days before said Pre-Closing Taxes are due.

(b)

Cooperation on Tax Matters. Seller, the Company and Buyer shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such

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cooperation shall include signing any Tax Return or document relating to any Tax Return, amended Tax Returns, claims or other documents necessary to settle any Tax controversy, the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(c)

Certain Tax Definitions. The following definitions apply for purposes of this Agreement:

(i)

“Pre-Closing Taxes” means any Tax or portion of any Tax for which the Company is liable which is attributable to periods or portions of periods ending on or before the Closing Date. In the case of Taxes relating to a period which begins before and ends after the Closing Date, Pre-Closing Taxes shall be calculated as though the taxable period of the Company terminated as of the close of business on the Closing Date; provided however that in the case of a Tax not based on income, receipts, proceeds, profits or similar items, Pre-Closing Taxes shall be equal to the amount of Tax for the taxable period multiplied by a fraction, the numerator of which shall be the number of days from the beginning of the taxable period through the Closing Date and the denominator of which shall be the number of days in the taxable period.

(ii)

“Tax Return” means any tax return, election, filing or information statement filed in connection with or with respect to any Taxes.

(iii)

“Taxes” means all taxes, fees or other assessments of any kind imposed by any governmental authority, and any and all interest, penalties and additions relating thereto. “Taxes” includes without limitation all add-on minimum, alternative minimum, capital stock, currency, customs, documentary, disability, employee, environmental, estimated, excise, export, franchise, gross receipts, income, import, natural resources, license, occupation, payroll, personal property, premium, real property, registration, sales, severance, social security, stamp, transfer, unemployment, use, value added, windfall profit and withholding taxes and duties. “Taxes” also includes any liability for Taxes of any other person or entity, pursuant to any agreement, applicable laws or regulations or otherwise, including liability arising as a result of being or ceasing to be a member of any group of entities, or being included or required to be included in any Tax Return filed by any other person or entity.

11.

NOTICES.  All notices to be given under this Agreement shall be in writing and sent by registered or certified mail, return receipt requested.

If to the Seller:	Bill White Jackson R. Ellis c/o 7500 Viscount Suite 186 El Paso, Texas 79928
If to the Buyer:	Medytox Diagnostics, Inc. Suite 800 400 S. Australian Avenue West Palm Beach, Florida 33401
With a copy to:	Thomas Cookson, Esq. Akerman Senterfitt SunTrust International Center – 25th Floor One S.E. Third Avenue Miami, Florida 33131-1714

12.

INDEMNIFICATION.  Seller hereby agrees to indemnify and hold the Company and Buyer harmless from any and all liability, loss, or damages, including all costs of defense, litigation, and attorney's fees, resulting from any claims, demands, costs and judgments arising from a breach of any of the representations and warranties contained in Section 5 of this Agreement or from any acts or omissions of Seller or the Company occurring or accruing prior to the Closing Date.  Buyer hereby agrees to indemnify and hold the Seller harmless from any and all liability, loss or damages, including all costs of defense, litigation, and attorney's fees resulting from any claims, demands, costs and judgments arising from matters occurring or accruing after the Closing Date or any breach of Buyer's representations and warranties under this Agreement.

13.

REPRESENTATION AND TRANSACTION FEES.  The parties hereto shall each bear their own legal fees and costs associated with the transactions contemplated hereby.  The parties hereto acknowledge and agree that they have had full opportunity to seek the advice of legal counsel, accountants and any other experts of their choosing and agree that this Agreement shall be construed and interpreted in absolute parity, and shall not be construed or interpreted against any party by reason of such party's preparation of the initial or subsequent draft of this Agreement.

14.

SURVIVAL.  The provisions of this Agreement shall survive the Closing of the transactions contemplated hereby.  All obligations of the Seller under this Agreement and in connection with the transactions contemplated hereby are joint and several.

15.

ATTORNEY'S FEES.  In the event of any legal action to enforce the terms and conditions of this Agreement or related to a breach hereof, the prevailing party shall be entitled to recover all costs of such actions, including attorney's fees and paralegal fees and all other legal expenses and costs at all pre-suit, trial and appellate levels.

16.

SPECIFIC PERFORMANCE.  The Seller and the Buyer acknowledge and agree that the other parties would be damaged irreparably in the event any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached.  Accordingly, the Seller and Buyer agree that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court in the United States or in any state having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled pursuant hereto.

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17.

ENTIRE AGREEMENT.  The parties acknowledge and represent that this Agreement contains the entire understanding between the parties and that there are no other agreements between them as to the matters described herein.

18.

ADDITIONAL DOCUMENTS.  Seller and Buyer agree to cooperate fully, and execute any and all supplementary documents, and take all additional actions which may be necessary or appropriate to give full force and effect to the basic terms and intent of this Agreement.

19.

GOVERNING LAW.  The parties agree that this Agreement shall be deemed made and entered into in the state of Florida and shall be governed and construed in accordance with the laws of the state of Florida.  Venue for any dispute under this Agreement shall lie in Miami-Dade County, Florida.

20.

SEVERABILITY.  Each term and provision of this Agreement constitutes a separate and distinct undertaking, covenant, term and/or provision hereof.  In the event that any term or provision of this Agreement shall be determined to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall not affect any other term or provision of this Agreement, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein.  Moreover, if any term or provision of this Agreement shall for any reason be held to be excessively broad as to time, duration, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent permitted under the applicable law as it shall then exist.

21.

COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Execution may be made by facsimile or PDF image of signature as if an original.

22.

LABORATORY INFORMATION MANAGEMENT SYSTEM.  Seller acknowledges and agrees that (i) the Laboratory Information Management system ("Management System") that is in use by the Company prior to Closing is fully owned by the Company, (ii) no other entity or person (including the Seller) has any ownership interest in, or right to, the Management System or any portion thereof, (iii) the full ownership and rights of the Management System will remain with the Company upon Closing, (iv) neither the Management System, nor any portion thereof, has been licensed to, or is being used by, any other entity or business, and (v) the Company has developed and owns all the tangible and intangible assets, websites, domain names, marketing rights, copyrights, trademarks, proprietary  software and databases, source code, patents, specifications and any other proprietary rights that form part of the "Laboratory Information and Management Software" that is being used by the Company and could be used as a solution by other laboratories.  Laboratory Information and Management Software means the source code version of the software computer program.  The Software includes any improvements, updates, upgrades, enhancements, maintenance modifications, expansion or derivative works of the Software.

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23.

IT INFRASTRUCTURE AND HARDWARE.  A list of the technical hardware and internal servers and storage devices that are owned by the Company is attached as Exhibit "F" hereto.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Seller:

____________________________

Name:   Bill White

____________________________

Name:   Jackson R. Ellis

Buyer:

MEDYTOX DIAGNOSTICS, INC.

____________________________

Name:

Title:

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